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Exhibit 99.3

ELECTION FORM

        for Baxalta Incorporated stockholders in connection with the proposed merger of
Baxalta Incorporated with and into a wholly-owned subsidiary of Shire plc

IF YOU PREFER TO RECEIVE AMERICAN DEPOSITARY SHARES OF SHIRE AS PART OF YOUR MERGER CONSIDERATION, THEN YOU DO NOT NEED TO RETURN THIS FORM OR TAKE ANY OTHER ACTION AT THIS TIME.

IF YOU PREFER TO RECEIVE ORDINARY SHARES OF SHIRE AS PART OF YOUR MERGER CONSIDERATION, THEN YOU MUST COMPLETE AND RETURN THIS FORM BY 5:00 P.M., EASTERN TIME ON MAY 20, 2016, AS INSTRUCTED BELOW.

Mail or deliver this election form to:

If delivering by first class mail:	If delivering by registered mail or overnight courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer	Attn: Corporate Actions Voluntary Offer
P.O. Box 43011	250 Royall Street, Suite V
Providence RI 02940-3011	Canton MA 02021

DESCRIPTION OF BAXALTA INCORPORATED COMMON STOCK

Name(s) and Address of Registered Holder(s) (Please correct details if incorrect or fill in, if blank)	Number of Shares Held

TOTAL SHARES OF BAXALTA COMMON STOCK

        This election form is being delivered to you, as a stockholder of Baxalta Incorporated ("Baxalta"), pursuant to the Agreement and Plan of Merger, dated as of January 11, 2016 (the "merger agreement"), by and among Shire plc ("Shire"), BearTracks, Inc., a wholly-owned subsidiary of Shire ("Merger Sub") and Baxalta.

        The merger agreement provides that, if the merger agreement is adopted by Baxalta stockholders and the merger is completed, each share of Baxalta common stock (other than: (i) shares of Baxalta common stock held by Baxalta as treasury stock, (ii) any shares of Baxalta common stock owned by Shire, Merger Sub or any other direct or indirect wholly-owned subsidiary of Shire, and (iii) shares held by Baxalta stockholders who have not voted in favor of the merger and who have properly exercised appraisal rights with respect to such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive, in each case, without interest and subject to any applicable withholding taxes, (i) $18.00 in cash and (ii) (a) 0.1482 of an American Depository Share of Shire (a "Shire ADS"), or (b) if a Baxalta stockholder elects, 0.4446 of an ordinary share of Shire (a "Shire ordinary share" and each of a Shire ADS and Shire ordinary share, a "Shire security") in lieu such fraction of a Shire ADS, which we refer to as the Ordinary Share election, together with cash in lieu of any fractional Shire security.

        Each Shire ADS represents three Shire ordinary shares, and there are some differences between these two securities. These differences include (i) Shire ADSs trade in U.S. dollars, while Shire ordinary shares trade in British pounds; (ii) Shire ADSs are listed on the NASDAQ Global Select Market under the symbol "SHPG" while Shire ordinary shares are listed on the London Stock Exchange under the symbol "SHP"; (iii) holders of Shire ADSs vote the underlying Shire ordinary shares by instructing the depositary how to vote, while holders of Shire ordinary shares vote directly at the stockholders meeting; and (iv) certain stockholders' rights, such as the right to propose resolutions or the right to convene a stockholders meeting, may not be exercised by Shire ADS holders unless they first convert their Shire ADSs into Shire ordinary shares.

        For more information on the merger, the merger consideration, the differences between Shire ADSs, Shire ordinary shares and Baxalta common stock, and the effect of this election, see the proxy statement/prospectus, dated                        , 2016, mailed to Baxalta stockholders or record by Baxalta on or about                        , 2016. For information regarding the tax consequences to you of exchanging your shares of Baxalta common stock for Shire ADSs or Shire ordinary share, please see Instruction 5 below.

        To make an Ordinary Share election, a properly completed election form from you must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A., a national banking association, and Computershare Inc., a Delaware corporation (collectively, the "Exchange Agent"), no later than the election deadline, which is 5:00 p.m., Eastern time, on May 20, 2016 (the "election deadline"). If there is any extension of the election deadline, Shire and Baxalta will promptly announce the fact that the deadline is being extended and, when determined, the rescheduled election deadline. You are encouraged to return your election form as promptly as practicable.

        This election form is being delivered to you solely to allow you to elect to receive a fractional Shire ordinary share in lieu of a fractional Shire ADS as the merger consideration (plus $18.00 in cash) to be issued to you per share of Baxalta common stock that you own.

        As promptly as practicable following the effective time of the merger, the Exchange Agent will automatically exchange each share of Baxalta common stock held by each Baxalta stockholder of record for the per share merger consideration. Since certificates are not issued for book-entry shares held through the Direct Registration System, holders do not need to deliver any stock certificates or properly completed letters of transmittal to the Exchange Agent.

        All Shire ADSs will be issued in book-entry form as part of the Direct Registration System and the Exchange Agent will cause the applicable number of Shire ADSs to be registered in the Baxalta stockholder's name and it will receive a direct registration statement confirming registration.

        If a Baxalta stockholder elects to receive Shire ordinary shares in lieu of Shire ADSs, definitive share certificates in respect of the Shire ordinary shares will be issued in the name of the applicable Baxalta stockholder and such certificates will be mailed to the address specified on this election form.

 ELECTION

Check the box below ONLY if you wish to make the Ordinary Share election.

I hereby elect to receive Shire ordinary shares as the merger consideration (plus $18.00 in cash) for my shares of Baxalta common stock:

☐	ORDINARY SHARE ELECTION —	Each share of Baxalta common stock will be converted into the right to receive 0.4446 of an ordinary share of Shire, together with cash in lieu of any fractional Shire security, plus $18.00 in cash.

You will receive Shire ADSs, in lieu of Shire ordinary shares, together with cash in lieu of any fractional Shire security (in addition to the $18.00 cash component of the per share merger consideration), if:
A.	This election form is completed incorrectly or you otherwise do not make a valid election; or
B.	A properly completed election form is NOT RECEIVED by the Exchange Agent by the election deadline.

SIGNATURE OF REGISTERED HOLDER(S) OR AGENT

The undersigned represent(s) that I (we) have full authority to make the election described above. If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth below the full title of the signing person. Please see instruction 4 for further explanation.

Registered Holder
Registered Holder
Title, if any
Date
Phone number

 INSTRUCTIONS

(Please read carefully the instructions below)

1.
Election Deadline:    For any election made in the election form to be effective, the election form, properly completed and signed, must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A., a national banking association, and Computershare Inc., a Delaware corporation (collectively, the "Exchange Agent"), at the address set forth on the front of the election form no later than 5:00 p.m., Eastern time, on May 20, 2016 (the "election deadline"). You are encouraged to return your election form as promptly as practicable. The Exchange Agent, in its sole discretion, will determine whether any election form is received on a timely basis and whether an election form has been properly completed. If you have any inquiries with respect to the election form, you can call Shire at +44 1256 894157.

2.
Revocation of Election Form:    Any election form may be revoked by written notice from the Baxalta stockholder submitting such form to the Exchange Agent, but to be effective such notice must be RECEIVED by the Exchange Agent by the election deadline. The Exchange Agent will have discretion to determine whether any revocation is received on a timely basis and whether any such revocation has been properly made.

3.
Method of Delivery:    Your election form must be sent or delivered to the Exchange Agent. Do not send your election form to Shire or Baxalta. Delivery will be deemed effective only when RECEIVED by the Exchange Agent. A return envelope is enclosed.

4.
Signatories:    The election form must be signed by the registered holder(s) exactly as the name(s) of the registered holder(s) appear(s) in the Direct Registration System maintained by the Depositary Trust Company for Baxalta. If any of the shares subject to this election form are owned of record by two or more joint owners, all such record holders must sign the election form exactly as their names appear in the Direct Registration System maintained by the Depositary Trust Company for Baxalta. Election forms executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or other persons acting in a fiduciary or representative capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of each signing person's authority to act.

5.
Tax Consequences:    You should consult your tax advisor for a full understanding of the tax consequences to you of receiving American Depository Shares of Shire ("Shire ADSs") or ordinary shares of Shire (together with the Shire ADSs, the "Shire securities"), as applicable for your shares of Baxalta common stock. You can also refer to the general description of tax consequences under the caption, "Material U.S. Federal Income Tax Consequences" beginning on page 228 of the proxy statement/prospectus.

6.
Fractional Shares:    Shire will not issue any fractional Shire securities to holders of Baxalta common stock in connection with the merger. Holders of Baxalta common stock will receive cash in lieu of any fractional Shire securities they would otherwise receive in connection with the merger.

 ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MAY 20, 2016 (THE "ELECTION DEADLINE").

IF YOU PREFER TO RECEIVE AMERICAN DEPOSITARY SHARES OF SHIRE AS PART OF YOUR MERGER CONSIDERATION, THEN YOU DO NOT NEED TO RETURN THIS FORM OR TAKE ANY OTHER ACTION AT THIS TIME.

IF YOU PREFER TO RECEIVE ORDINARY SHARES OF SHIRE AS PART OF YOUR MERGER CONSIDERATION, THEN YOU MUST COMPLETE AND RETURN THIS FORM BY 5:00 P.M. EASTERN TIME ON MAY 20, 2016, AS INSTRUCTED BELOW.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

        On January 11, 2016, Baxalta Incorporated ("Baxalta") entered into an Agreement and Plan of Merger, by and among Shire plc ("Shire"), BearTracks, Inc., a wholly-owned subsidiary of Shire, and Baxalta (the "merger agreement").

        Pursuant to the terms of the merger agreement (attached as Annex A to the proxy statement/prospectus dated                        , 2016 and mailed to Baxalta stockholders of record as of                         , 2016), in addition to an amount in cash equal to $18.00, you have the opportunity to elect to receive, as the per share stock consideration, in each case without interest and subject to applicable withholding taxes, either (a) 0.1482 of an American Depository Share of Shire (a "Shire ADS"), or (b) if you elect accordingly, 0.4446 of an ordinary share of Shire (a "Shire ordinary share" and each of a Shire ADS and Shire ordinary share, a "Shire security"), which we refer to as the Ordinary Share election, together with cash in lieu of any fractional Shire security.

        Each Shire ADS represents three Shire ordinary shares, and there are some differences between these two securities. These differences include (i) Shire ADSs trade in U.S. dollars, while Shire ordinary shares trade in British pounds; (ii) Shire ADSs are listed on the NASDAQ Global Select Market under the symbol "SHPG" while Shire ordinary shares are listed on the London Stock Exchange under the symbol "SHP"; (iii) holders of Shire ADSs vote the underlying Shire ordinary shares by instructing the depositary how to vote, while holders of Shire ordinary shares vote directly at the stockholders meeting; and (iv) certain stockholders' rights, such as the right to propose resolutions or the right to convene a stockholders meeting, may not be exercised by Shire ADS holders unless they first convert their Shire ADSs into Shire ordinary shares.

A Baxalta stockholder will receive Shire ADSs, if:

A.
This election form is completed incorrectly or such stockholder otherwise does not make a valid election; or

B.
A properly completed election form is NOT RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A., a national banking association, and Computershare Inc., a Delaware corporation (collectively, the "Exchange Agent"), by the election deadline.

        For your information and for forwarding to those of your clients for whom you hold Baxalta shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.
An election form, with instructions, that enables a holder of record of Baxalta common stock to make his or her election.

2.
A proposed client letter, which you may wish to use to obtain election instructions from your clients.

        YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE ON THE ELECTION DEADLINE.

        If there is any extension of the election deadline, Shire and Baxalta will promptly announce the fact that the deadline is being extended and, when determined, the rescheduled election deadline. You are encouraged to obtain instructions from your client as promptly as practicable. You may also obtain information regarding the election deadline by calling the Exchange Agent at                             .

        For an election to be valid, a duly executed and properly completed election form must be submitted to the Exchange Agent in a timely manner and in accordance with the instructions contained in the election form.

        No fees or commissions will be payable by Shire or Baxalta, or any officer, director, shareholder, agent, or other representative of Shire or Baxalta, to any broker, dealer or other person for soliciting election forms (other than fees paid to the Exchange Agent for services in connection with the election and exchange process). Shire will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

        Any inquiries you may have with respect to the election form should be addressed to the Exchange Agent at                        . Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent.

SHIRE PLC
Flemming Ornskov
Chief Executive Officer

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF SHIRE, BAXALTA, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

 ELECTION INFORMATION

        THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MAY 20, 2016 (THE "ELECTION DEADLINE").
UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS                            BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

IF YOU PREFER TO RECEIVE AMERICAN DEPOSITARY SHARES OF SHIRE AS PART OF YOUR MERGER CONSIDERATION, THEN YOU DO NOT NEED TO RETURN THIS FORM OR TAKE ANY OTHER ACTION AT THIS TIME.

IF YOU PREFER TO RECEIVE ORDINARY SHARES OF SHIRE AS PART OF YOUR MERGER CONSIDERATION, THEN YOU MUST COMPLETE AND RETURN THIS FORM BY 5:00 P.M. EASTERN TIME ON MAY 20, 2016, AS INSTRUCTED BELOW.

To Our Clients:

        On January 11, 2016, Baxalta Incorporated ("Baxalta") entered into an Agreement and Plan of Merger, by and among Shire plc ("Shire"), BearTracks, Inc., a wholly-owned subsidiary of Shire, and Baxalta (the "merger agreement").

        Pursuant to the terms of the merger agreement (attached as Annex A to the proxy statement/prospectus dated                        , 2016 and mailed to Baxalta stockholders of record as of                         , 2016), in addition to an amount in cash equal to $18.00, you have the opportunity to elect to receive, as the per share stock consideration, in each case without interest and subject to applicable withholding taxes, either (a) 0.1482 of an American Depository Share of Shire (a "Shire ADS"), or (b) if you elect accordingly, 0.4446 of an ordinary share of Shire (a "Shire ordinary share" and each of a Shire ADS and Shire ordinary share, a "Shire security"), which we refer to as the Ordinary Share election, together with cash in lieu of any fractional Shire security.

        Each Shire ADS represents three Shire ordinary shares, and there are some differences between these two securities. These differences include (i) Shire ADSs trade in U.S. dollars, while Shire ordinary shares trade in British pounds; (ii) Shire ADSs are listed on the NASDAQ Global Select Market under the symbol "SHPG" while Shire ordinary shares are listed on the London Stock Exchange under the symbol "SHP"; (iii) holders of Shire ADSs vote the underlying Shire ordinary shares by instructing the depositary how to vote, while holders of Shire ordinary shares vote directly at the stockholders meeting; and (iv) certain stockholders' rights, such as the right to propose resolutions or the right to convene a stockholders meeting, may not be exercised by Shire ADS holders unless they first convert their Shire ADSs into Shire ordinary shares.

A Baxalta stockholder will receive Shire ADSs, if:

A.
An election form is completed incorrectly or such stockholder otherwise does not make a valid election; or

B.
A properly completed election form is NOT RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A., a national banking association, and Computershare Inc., a Delaware corporation (collectively, the "Exchange Agent"), by the election deadline.

        Because we are the holder of record for your shares of Baxalta common stock, only we can make the Ordinary Share election for your shares in accordance with your instructions. If you would like to receive Shire ordinary shares as part of your merger consideration, please mark the election below and return this election form to us. If you do not properly make an Ordinary Share election, we will not make the Ordinary Share election for you and you will be receive Shire ADSs as part of your merger consideration.

        Please note the following:

  •
  If there is any extension of the election deadline, Shire and Baxalta will promptly announce the fact that the deadline is being extended and, when determined, the rescheduled election deadline. You may also obtain information regarding the election deadline by calling the Shire at +44 1256 894157.

    Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is                            business days prior to the election deadline, but you are encouraged to return your instructions as promptly as practicable.

  •
  If a properly completed election form is not submitted to us by the processing deadline specified above, you will receive Shire ADSs with respect to your shares of Baxalta common stock.

  •
  You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Baxalta common stock for Shire ADSs or Shire ordinary shares, as applicable. You can also refer to the general description of tax consequences under the caption, "Material U.S. Federal Income Tax Consequences" beginning on page 228 of the proxy statement/prospectus.

        Please provide your signed instructions below:

 ELECTION OPTIONS

Check the box below ONLY IF you wish to make the Ordinary Share election.

I hereby elect to receive Shire ordinary shares as the merger consideration (plus $18.00 in cash) for my shares of Baxalta common stock:

☐	ORDINARY SHARE ELECTION —	Each share of Baxalta common stock will be converted into the right to receive 0.4446 of an ordinary share of Shire, together with cash in lieu of any fractional Shire security, plus $18.00 in cash.

You will receive Shire ADSs, in lieu of Shire ordinary shares, together with cash in lieu of any fractional Shire security (in addition to the $18.00 cash component of the per share merger consideration), if:
A.	This election form is completed incorrectly or you do not make a valid election; or
B.	A properly completed election form is NOT RECEIVED by the processing deadline specified above.

Signature of Shareholder	Signature of Shareholder

Phone Number:
Account Number:
Date:

QuickLinks

  Exhibit 99.3
ELECTION FORM
DESCRIPTION OF BAXALTA INCORPORATED COMMON STOCK
ELECTION
  SIGNATURE OF REGISTERED HOLDER(S) OR AGENT
INSTRUCTIONS
ELECTION INFORMATION
  A Baxalta stockholder will receive Shire ADSs, if
ELECTION INFORMATION
  A Baxalta stockholder will receive Shire ADSs, if
ELECTION OPTIONS